Exhibit 107

Calculation of Filing Fee Tables

FORM F-1

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(Form Type)

Biodexa Pharmaceuticals PLC

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)(3)(4)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Class A Units(5), consisting of (i) Ordinary Shares, nominal value £0.001 per share, represented by American Depositary Shares and (ii) Series E Warrants to purchase American Depositary Shares	Rule 457(o)			$4,000,000.00	$0.00014760	$590.40
Fees to Be Paid	Equity	Ordinary Shares, £0.001 per share, represented by American Depositary Shares
Fees to Be Paid	Equity	Series E Warrants to purchase American Depositary Shares included in the Class A Units(4)(6)
Fees to Be Paid	Equity	Ordinary Shares underlying the American Depositary Shares issuable upon exercise of the Series E Warrants
Fees to Be Paid	Equity	Class B Units(5), consisting of (i) Pre-Funded Warrants to purchase American Depositary Shares and (ii) Series E Warrants to purchase American Depositary Shares	Rule 457(o)
Fees to Be Paid	Equity	Pre-Funded Warrants to purchase American Depositary Shares
Fees to Be Paid	Equity	Ordinary Shares underlying the American Depositary Shares issuable upon exercise of the Pre-Funded Warrants(7)

Fees to Be Paid	Equity	Series E Warrants to purchase American Depositary Shares included in the Class B Units(5)
Fees to Be Paid	Equity	Ordinary Shares underlying the American Depositary Shares issuable upon exercise of the Series E Warrants included in the Class B Units
Fees to Be Paid	Equity	Representative’s Warrants to purchase American Depositary Shares(6)	Rule 457(g)
Fees to Be Paid	Equity	Ordinary shares underlying the American Depositary Shares issuable upon exercise of the Representative’s Warrants(1)(8)	Rule 457(o)	$200,000.00	$0.00014760		$29.52

		Total Offering Amounts		$4,200,000.00			$619.92
		Total Fees Previously Paid					$0.00
		Total Fee Offsets				$
		Net Fee Due					$619.92

(1)	American Depositary Shares issuable upon the deposit of the ordinary shares, nominal value £0.001 per share, or Ordinary Shares, registered hereby have been registered under a separate Registration Statement on Form F-6 (File No. 333-207186), as amended. Each American Depositary Share represents 400 Ordinary Shares.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).
(3)	Includes American Depositary Shares and/or Series E warrants that may be purchased by the underwriters pursuant to their option to purchase additional American Depositary Shares and/or Series E warrants to cover over-allotments.
(4)	Pursuant to Rule 416 under the Securities Act, the securities registered hereby also include an indeterminate number of additional securities as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations, or other similar transactions.
(5)	The proposed maximum aggregate offering price of the Class A Units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of any Class B Units offered and sold in the offering. Accordingly, the proposed maximum aggregate offering price of the Class A Units and the Class B Units, if any, is $4,000,000.
(6)	No registration fee required pursuant to Rule 457(g).
(7)	No registration fee required pursuant to Rule 457(i).
(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Representative’s Warrants are exercisable at a per American Depositary Share exercise price equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s Warrants is equal to $200,000 (which is equal to 4.0% of the proposed maximum aggregate offering price for the Class A Units and the Class B Units of $4,000,000).